UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

Social Capital Hedosophia Holdings Corp. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39605	98-1547262
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

317 University Ave, Suite 200
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	IPOD.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IPOD	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IPOD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, Joanne Bradford and Katie J. Stanton were appointed to the board of directors (the “Board”) of Social Capital Hedosophia Holdings Corp. VI (the “Company”). Effective December 10, 2020, Ms. Bradford and Ms. Stanton were also appointed to the Board’s (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. The Board has determined that each of Ms. Bradford and Ms. Stanton is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

In connection with the appointment of Ms. Bradford and Ms. Stanton, the Company entered into the following agreements:

•	Letter Agreements, dated December 10, 2020 (the “Letter Agreements”), between the Company and each of Ms. Bradford and Ms. Stanton, pursuant to which each of Ms. Bradford and Ms. Stanton has agreed to: vote any Class A Ordinary Shares held by her in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•	Indemnity Agreements, dated December 10, 2020 (the “Indemnity Agreements”), between the Company and each of Ms. Bradford and Ms. Stanton, providing each of Ms. Bradford and Ms. Stanton contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

•	Director Restricted Stock Unit Award Agreements, dated December 10, 2020 (the “Director Restricted Stock Unit Award Agreements”), between the Company and each of Ms. Bradford and Ms. Stanton, providing for the grant of 100,000 restricted stock units (“RSUs”) to each of Ms. Bradford and Ms. Stanton, which grant is contingent on both the consummation of an initial business combination with the Company and a shareholder approved equity plan. The RSUs will vest upon the consummation of such initial business combination and represent 200,000 Class A ordinary shares of the Company (100,000 for each of Ms. Bradford and Ms. Stanton) that will settle on a date selected by the Company in the year following the year in which such consummation occurs.

The foregoing descriptions of the Letter Agreements, the Indemnity Agreements and Director Restricted Stock Unit Award Agreements do not purport to be complete and are qualified in their entireties by reference to the Letter Agreements, the Indemnity Agreements and Director Restricted Stock Unit Award Agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, and are incorporated herein by reference.

Other than the foregoing, Ms. Bradford and Ms. Stanton are not party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Letter Agreement, dated December 10, 2020, between the Company and Ms. Bradford.
10.2	Letter Agreement, dated December 10, 2020, between the Company and Ms. Stanton.
10.3	Indemnity Agreement, dated December 10, 2020, between the Company and Ms. Bradford.
10.4	Indemnity Agreement, dated December 10, 2020, between the Company and Ms. Stanton.
10.5	Director Restricted Stock Unit Award Agreement, dated December 10, 2020, between the Company and Ms. Bradford.
10.6	Director Restricted Stock Unit Award Agreement, dated December 10, 2020, between the Company and Ms. Stanton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Capital Hedosophia Holdings Corp. IV

Date: December 10, 2020	By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer